SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8 - K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  May 16, 2003

STERLING FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-20800	91-1572822
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 North Wall Street, Spokane, Washington 99201

(Address of principal executive offices) (Zip Code)

(509) 458-3711

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.    Other Events.

On May 16, 2003, Sterling Financial Corporation issued a press release announcing that its wholly-owned subsidiaries, Sterling Capital Trust IV and Sterling Capital Statutory Trust V, had issued $30 million of trust preferred securities.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.         Financial Statements and Exhibits.

(c)                                  Exhibits

99.1                           Press Release dated May 16, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STERLING FINANCIAL CORPORATION
(Registrant)

May 16, 2003	By:	/s/ William R. Basom
Date		William R. Basom
Vice President, Treasurer, and Principal Accounting Officer